Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the filing by TravelCenters of America Inc. (the "Company") of the Quarterly Report on Form 10-Q for the period ending March 31, 2023 (the "Report"), each of the undersigned hereby certifies, to the best of his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2023	/s/ Jonathan M. Pertchik
Jonathan M. Pertchik Chief Executive Officer

/s/ Peter J. Crage
Peter J. Crage Executive Vice President, Chief Financial Officer and Treasurer